EXHIBIT 99.1

CDK Global Reports Second Quarter Fiscal 2019 Results

ASC 606 Second Quarter Results

  Revenues of $590.4 million
  GAAP net earnings attributable to CDK of $89.0 million and adjusted EBITDA of $222.2 million
  GAAP diluted earnings attributable to CDK per share of $0.70 and adjusted diluted earnings attributable to CDK per share of $0.98
  Maintains adjusted guidance ranges; expects to be at the higher end of the adjusted earnings per share range

ASC 605 Second Quarter Results

  Revenues rise 7% to $600.5 million
  GAAP net earnings attributable to CDK decline 10% to $93.9 million and adjusted EBITDA increases 12% to $228.7 million
  GAAP diluted earnings attributable to CDK per share decline 1% to $0.74 and adjusted diluted earnings attributable to CDK per share rise 15% to $1.02

HOFFMAN ESTATES, Ill., Feb. 05, 2019 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced financial results for its fiscal 2019 second quarter ended December 31, 2018.

Effective July 1, 2018 we have adopted ASU 2014-09 “Revenue from Contracts with Customers” and related ASUs (“ASC 606”), using the modified retrospective transition approach.  We will not recast historical information and will report financial results in fiscal 2019 under both standards for the transition year for comparability purposes.

Second Quarter Fiscal 2019 Results

Year-over-year highlights are below:

Second Quarter Fiscal 2019 Results	ASC 606	ASC 605
Revenues	$590.4 million	up 7% to $600.5 million
Earnings before income taxes	$121.3 million	up 6% to $127.8 million
Adjusted earnings before income taxes	$168.2 million	up 6% to $174.7 million
Diluted earnings attributable to CDK per share	$0.70	down 1% to $0.74
Adjusted diluted earnings attributable to CDK per share	$0.98	up 15% to $1.02
Net earnings attributable to CDK	$89.0 million	down 10% to $93.9 million
Margin	15.1%	down 290 bps to 15.6%
Adjusted EBITDA	$222.2 million	up 12% to $228.7 million
Margin	37.6%	up 180 bps to 38.1%

“We had a great second quarter, and we are encouraged by the revenue growth momentum in the business,” said Brian Krzanich, president and chief executive officer. “During my first ninety days at CDK I’ve seen opportunities across the business to improve how we partner with our dealer and OEM customers.  We’re committed to providing great automotive experiences to our dealers, OEMs, and their customers by delivering world class software, support, and data insights, while enabling long-term, sustainable growth.”

The non-GAAP (adjusted) results and guidance presented in this press release represent non-GAAP financial measures.  Reconciliations of these measures to the appropriate GAAP measures are provided in the tables at the end of this press release.  Comparisons of results provided in this press release reflect year-over-year comparisons on an ASC 605 basis.

Impacts to the Second Quarter:

  Foreign exchange rates: Growth in revenues was negatively impacted by 1 percentage point, while earnings before income taxes remained unchanged, by foreign exchange rates.

  Tax rate: The GAAP effective tax rate for the second quarter of fiscal 2019 was 25.1% under ASC 606 and 25.0% under ASC 605, compared to 11.7% in last year’s second quarter.  The adjusted effective tax rate for the second quarter of fiscal 2019 was 24.1% under ASC 606 and 24.2% under ASC 605, compared to 24.4% in last year’s second quarter.

CDK Segment Information

CDK North America: Retail Solutions North America (“RSNA”)

ASC 606

  Revenues of $447.9 million
  GAAP earnings before income taxes of $162.5 million; adjusted earnings before income taxes of $191.3 million
  Pretax margins of 36.3%; adjusted pretax margins of 42.7%

ASC 605

  Revenues increased 12% to $445.0 million
  GAAP earnings before income taxes decreased 4% to $156.0 million; adjusted earnings before income taxes increased 9% to $184.8 million
  Pretax margins declined 570 bps to 35.1%; adjusted pretax margins declined 120 bps to 41.5%, primarily due to a shift in revenue mix from acquisitions, partially offset by operating leverage on subscription revenue growth and operating efficiencies associated with the business transformation plan

CDK North America: Advertising North America (“ANA”)

ASC 606

  Revenues of $70.5 million
  GAAP earnings before income taxes of $8.8 million; adjusted earnings before income taxes of $9.3 million
  Pretax margins of 12.5%; adjusted pretax margins of 13.2%

ASC 605

  Revenues decreased 8% to $70.9 million
  GAAP earnings before income taxes decreased 2% to $9.2 million; adjusted earnings before income taxes decreased 4% to $9.7 million
  Pretax margins increased 80 bps to 13.0%; adjusted pretax margins increased 50 bps to 13.7%, primarily due to operating efficiencies associated with the business transformation plan, partially offset by a shift in revenue mix

CDK International (“CDKI”)

ASC 606

  Revenues of $72.0 million
  GAAP earnings before income taxes of $9.5 million; adjusted earnings before income taxes of $9.7 million
  Pretax margins of 13.2%; adjusted pretax margins of 13.5%

ASC 605

  Revenues decreased 3% to $84.6 million, and increased 1% on a constant currency basis
  GAAP earnings before income taxes decreased 2% to $22.1 million; adjusted earnings before income taxes decreased 5% to $22.3 million, and decreased 2% on a constant currency basis
  Pretax margins expanded 10 bps to 26.1%; adjusted pretax margins declined 70 bps to 26.4%, primarily due to a shift in revenue mix and investments related to strategic growth initiatives, somewhat offset by scale from increased recurring revenues and operating efficiencies associated with the business transformation plan

Fiscal 2019 Guidance

Fiscal 2019 Guidance	ASC 606
Revenues	$2.32 billion - $2.35 billion
Diluted earnings attributable to CDK per share	$2.70 - $2.80
Adjusted diluted earnings attributable to CDK per share	$3.70 - $3.80
Net earnings attributable to CDK	$330 million - $360 million
Adjusted EBITDA	$860 million - $895 million

Going forward, fiscal 2019 guidance will only be provided on an ASC 606 basis.  We maintain our revenue guidance range of $2.32 billion - $2.35 billion.  We expect GAAP diluted earnings per share of $2.70 - $2.80, and adjusted diluted earnings per share at the higher end of the $3.70 - $3.80 range. We expect GAAP net earnings attributable to CDK of $330 million - $360 million, and maintain our adjusted EBITDA range of $860 million - $895 million.

Tax Rate

We maintain our estimated fiscal 2019 GAAP effective tax rate of 26.0% - 27.0% on an ASC 606 basis, compared to 24.1% in fiscal 2018, driven by changes related to the Tax Cuts and Jobs Act.  We maintain our estimated fiscal 2019 adjusted effective tax rate guidance range of 25.0% - 26.0% on an ASC 606 basis, compared to 29.1% in fiscal 2018.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the second quarter of fiscal 2019 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Tuesday, February 5, 2019 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to the CDK Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. An accompanying slide presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 30,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues	$590.4	$561.7	$1,144.9	$1,127.4

Expenses:
Cost of revenues	309.9	290.8	591.5	598.5
Selling, general and administrative expenses	122.7	122.2	221.0	235.9
Restructuring expenses	3.8	7.6	21.0	14.1
Total expenses	436.4	420.6	833.5	848.5

Operating earnings	154.0	141.1	311.4	278.9

Interest expense	(34.3)	(23.2)	(66.5)	(46.5)
Other income, net	1.6	2.4	4.2	7.7

Earnings before income taxes	121.3	120.3	249.1	240.1

Provision for income taxes	(30.4)	(14.1)	(65.9)	(50.8)

Net earnings	90.9	106.2	183.2	189.3
Less: net earnings attributable to noncontrolling interest	1.9	2.2	3.9	4.0
Net earnings attributable to CDK	$89.0	$104.0	$179.3	$185.3

Net earnings attributable to CDK per common share:
Basic	$0.70	$0.76	$1.40	$1.34
Diluted	$0.70	$0.75	$1.39	$1.33

Weighted-average common shares outstanding:
Basic	126.8	136.9	128.2	138.5
Diluted	127.5	138.2	129.1	139.8

Effective July 1, 2018, the Company adopted ASC 606 using the modified retrospective approach.  The comparative information has not been restated and continues to be reported under the accounting standards in effect for the period presented.

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	June 30,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$228.7	$804.4
Accounts receivable, net of allowances	411.6	374.6
Other current assets	126.8	188.3
Total current assets	767.1	1,367.3

Property, plant and equipment, net	139.0	131.9
Other assets	277.8	165.5
Goodwill	1,587.4	1,217.2
Intangible assets, net	245.8	126.5
Total assets	$3,017.1	$3,008.4

Liabilities and Stockholders' Deficit
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$268.0	$45.2
Accounts payable	36.9	50.5
Accrued expenses and other current liabilities	214.2	198.0
Accrued payroll and payroll-related expenses	60.6	85.7
Short-term deferred revenues	131.0	169.0
Total current liabilities	710.7	548.4

Long-term debt and capital lease obligations	2,592.0	2,575.5
Long-term deferred revenues	68.4	110.4
Deferred income taxes	84.6	56.7
Other liabilities	61.5	64.7
Total liabilities	3,517.2	3,355.7

Stockholders' Deficit:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	604.8	679.8
Retained earnings	1,003.8	753.0
Treasury stock, at cost	(2,116.5)	(1,810.7)
Accumulated other comprehensive income/(loss)	(7.0)	11.5
Total CDK stockholders' deficit	(513.3)	(364.8)
Noncontrolling interest	13.2	17.5
Total stockholders' deficit	(500.1)	(347.3)
Total liabilities and stockholders' deficit	$3,017.1	$3,008.4

Effective July 1, 2018, the Company adopted ASC 606 using the modified retrospective approach.  The comparative information has not been restated and continues to be reported under the accounting standards in effect for the period presented.

CDK Global, Inc.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six Months Ended
	December 31,
	2018	2017
Cash Flows from Operating Activities:
Net earnings	$183.2	$189.3
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	45.3	39.0
Impairment of intangible assets	14.9	—
Deferred income taxes	4.3	(12.1)
Stock-based compensation expense	6.8	21.0
Other	4.1	1.2
Changes in operating assets and liabilities, net of effect from acquisitions of businesses:
Decrease (increase) in accounts receivable	(19.8)	(33.2)
Decrease (increase) in other assets	8.5	(6.8)
Decrease in accounts payable	(17.0)	(21.0)
Decrease in accrued expenses and other liabilities	(31.0)	(26.1)
Net cash flows provided by operating activities	199.3	151.3

Cash Flows from Investing Activities:
Capital expenditures	(27.1)	(28.4)
Capitalized software	(21.3)	(17.7)
Proceeds from sale of property, plant and equipment	6.7	—
Acquisitions of businesses, net of cash acquired	(513.2)	(12.8)
Contributions to investments	(10.0)	—
Proceeds from investments	0.4	0.8
Net cash flows used in investing activities	(564.5)	(58.1)

Cash Flows from Financing Activities:
Proceeds from long-term debt	1,030.0	—
Repayments of long-term debt and capital lease obligations	(796.9)	(23.2)
Dividends paid to stockholders	(38.0)	(40.2)
Repurchases of common stock	(374.1)	(315.4)
Proceeds from exercises of stock options	1.5	3.8
Withholding tax payments for stock-based compensation awards	(15.3)	(9.6)
Dividend payments to noncontrolling owners	(8.2)	—
Payments of deferred financing costs	(4.4)	(0.4)
Acquisition-related payments	(3.2)	(1.9)
Net cash flows used in financing activities	(208.6)	(386.9)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6.5)	10.5

Net change in cash. cash equivalents and restricted cash	(580.3)	(283.2)

Cash, cash equivalents, and restricted cash, beginning of period	817.1	734.0

Cash, cash equivalents, and restricted cash, end of period	$236.8	$450.8

Effective July 1, 2018, the Company adopted ASC 606 using the modified retrospective approach.  The comparative information has not been restated and continues to be reported under the accounting standards in effect for the period presented.

During the first quarter of fiscal year 2019, the company adopted ASU 2016-18 retrospectively and as a result included restricted cash with cash and cash equivalents when reconciling the beginning of the period and end of the period total amounts presented on the Condensed Consolidated Statements of Cash Flows. Prior year amounts have been reclassified to conform to current year presentation.

CDK Global, Inc.
Consolidated Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2018, we began incorporating amortization of acquired intangible assets within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, and adjusted diluted net earnings attributable to CDK per share. Also, effective October 1, 2018, we began incorporating impairment of intangible assets within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, and adjusted EBITDA. Information for the three and six months ended December 31, 2017 has been restated to conform to the new presentation.

Effective July 1, 2018, the Company adopted ASC 606 using the modified retrospective approach.  The tables below present fiscal 2019 consolidated adjusted financial information on both an ASC 606 and an ASC 605 basis. The comparative information has not been restated and continues to be reported under the accounting standards in effect for the period presented.

	Three Months Ended					Six Months Ended
	December 31,					December 31,
	2018		2017	ASC 605 Change		2018		2017	ASC 605 Change
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
Revenues	$590.4	$600.5	$561.7	$38.8	7%	$1,144.9	$1,166.4	$1,127.4	$39.0	3%
Impact of exchange rates	3.5	3.9	—			5.4	6.1	—
Constant currency revenues (a)	$593.9	$604.4	$561.7	$42.7	8%	$1,150.3	$1,172.5	$1,127.4	$45.1	4%

Earnings before income taxes	$121.3	$127.8	$120.3	$7.5	6%	$249.1	$258.1	$240.1	$18.0	7%
Margin	20.5%	21.3%	21.4%	-10 bps		21.8%	22.1%	21.3%	80 bps
Impairment of intangible assets	14.9	14.9	—			14.9	14.9	—
Restructuring expenses	3.8	3.8	7.6			21.0	21.0	14.1
Other business transformation expenses	3.7	3.7	14.4			8.9	8.9	29.6
Total stock-based compensation	3.5	3.5	12.9			6.8	6.8	21.0
Amortization of acquired intangible assets	5.9	5.9	4.0			9.0	9.0	7.8
Transaction and integration-related expenses	2.3	2.3	3.1			4.1	4.1	3.7
Officer transition expense	5.2	5.2	0.6			5.2	5.2	0.6
Legal and regulatory expenses related to competition matters	7.6	7.6	2.1			9.3	9.3	3.0
Tax matters indemnifications loss/(gain)	—	—	0.4			—	—	(0.4)
Adjusted earnings before income taxes (a)	$168.2	$174.7	$165.4	9.3	6%	$328.3	$337.3	$319.5	$17.8	6%
Adjusted margin	28.5%	29.1%	29.4%	-30 bps		28.7%	28.9%	28.3%	60 bps
Impact of exchange rates	1.1	1.3	—			2.0	2.3	—
Constant currency adjusted earnings before income taxes (a)	$169.3	$176.0	$165.4	$10.6	6%	$330.3	$339.6	$319.5	$20.1	6%

	Three Months Ended					Six Months Ended
	December 31,					December 31,
	2018		2017	ASC 605 Change		2018		2017	ASC 605 Change
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
Provision for income taxes	$30.4	$32.0	$14.1	$17.9	127%	$65.9	$68.2	$50.8	$17.4	34%
Effective tax rate	25.1%	25.0%	11.7%			26.5%	26.4%	21.2%
Income tax effect of pre-tax adjustments	11.4	11.4	11.7			18.8	18.8	24.2
Excess tax (expense)/benefit from stock-based compensation	(1.2)	(1.2)	0.1			0.7	0.7	3.6
Pre spin-off filed tax return adjustment	—	—	0.4			—	—	0.4
Impact of U.S tax reform	—	—	14.1			(3.4)	(3.4)	14.1
Adjusted provision for income taxes (a)	$40.6	$42.2	$40.4	$1.8	4%	$82.0	$84.3	$93.1	$(8.8)	(9)%
Adjusted effective tax rate	24.1%	24.2%	24.4%			25.0%	25.0%	29.1%

	Three Months Ended					Six Months Ended
	December 31,					December 31,
	2018		2017	ASC 605 Change		2018		2017	ASC 605 Change
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
Net earnings	$90.9	$95.8	$106.2	$(10.4)	(10)%	$183.2	$189.9	$189.3	$0.6	—%
Less: net earnings attributable to noncontrolling interest	1.9	1.9	2.2			3.9	3.9	4.0
Net earnings attributable to CDK	89.0	93.9	104.0	(10.1)	(10)%	179.3	186.0	185.3	0.7	—%
Impairment of intangible assets	14.9	14.9	—			14.9	14.9	—
Restructuring expenses (b)	3.8	3.8	7.5			20.9	20.9	13.9
Other business transformation expenses(b)	3.7	3.7	14.3			8.9	8.9	29.5
Total stock-based compensation	3.5	3.5	12.9			6.8	6.8	21.0
Amortization of acquired intangible assets (b)	5.8	5.8	4.0			8.8	8.8	7.8
Transaction and integration-related expenses	2.3	2.3	3.1			4.1	4.1	3.7
Officer transition expense	5.2	5.2	0.6			5.2	5.2	0.6
Legal and regulatory expenses related to competition matters (b)	7.5	7.5	2.1			9.2	9.2	3.0
Tax matters indemnifications loss/(gain)	—	—	0.4			—	—	(0.4)
Income tax effect on pre-tax adjustments	(11.4)	(11.4)	(11.7)			(18.8)	(18.8)	(24.2)
Excess tax expense/(benefit) from stock-based compensation	1.2	1.2	(0.1)			(0.7)	(0.7)	(3.6)
Pre spin-off filed tax return adjustment	—	—	(0.4)			—	—	(0.4)
Impact of U.S tax reform	—	—	(14.1)			3.4	3.4	(14.1)
Adjusted net earnings attributable to CDK (a)	$125.5	$130.4	$122.6	$7.8	6%	$242.0	$248.7	$222.1	$26.6	12%

	Three Months Ended					Six Months Ended
	December 31,					December 31,
	2018		2017	ASC 605 Change		2018		2017	ASC 605 Change
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
Diluted earnings attributable to CDK per share	$0.70	$0.74	$0.75	$(0.01)	(1)%	$1.39	$1.44	$1.33	$0.11	8%
Impairment of intangible assets	0.12	0.12	—			0.12	0.12	—
Restructuring expenses (b)	0.03	0.03	0.06			0.16	0.16	0.10
Other business transformation expenses(b)	0.03	0.03	0.10			0.07	0.07	0.21
Total stock-based compensation	0.02	0.02	0.09			0.05	0.05	0.15
Amortization of acquired intangible assets	0.04	0.04	0.03			0.07	0.07	0.06
Transaction and integration-related expenses	0.02	0.02	0.03			0.03	0.03	0.03
Officer transition expense	0.04	0.04	—			0.04	0.04	—
Legal and regulatory expenses related to competition matters (b)	0.06	0.06	0.02			0.07	0.07	0.03
Tax matters indemnifications loss/(gain)	—	—	—			—	—	—
Income tax effect of pre-tax adjustments	(0.09)	(0.09)	(0.09)			(0.15)	(0.15)	(0.18)
Excess tax expense/(benefit) from stock-based compensation	0.01	0.01	—			(0.01)	(0.01)	(0.03)
Pre spin-off filed tax return adjustment	—	—	—			—	—	—
Impact of U.S tax reform	—	—	(0.10)			0.03	0.03	(0.10)
Adjusted diluted earnings attributable to CDK per share (a)	$0.98	$1.02	$0.89	$0.13	15%	$1.87	$1.92	$1.59	$0.33	21%

Weighted-average common shares outstanding:
Diluted	127.5	127.5	138.2			129.1	129.1	139.8

	Three Months Ended					Six Months Ended
	December 31,					December 31,
	2018		2017	ASC 605 Change		2018		2017	ASC 605 Change
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
Net earnings attributable to CDK	$89.0	$93.9	$104.0	$(10.1)	(10)%	179.3	$186.0	$185.3	$0.7	—%
Margin	15.1%	15.6%	18.5%	-290 bps		15.7%	15.9%	16.4%	-50 bps
Net earnings attributable to noncontrolling interest	1.9	1.9	2.2			3.9	3.9	4.0
Provision for income taxes	30.4	32.0	14.1			65.9	68.2	50.8
Interest expense	34.3	34.3	23.2			66.5	66.5	46.5
Depreciation and amortization	25.6	25.6	19.5			45.3	45.3	39.0
Impairment of intangible assets	14.9	14.9	—			14.9	14.9	—
Restructuring expenses	3.8	3.8	7.6			21.0	21.0	14.1
Other business transformation expenses	3.7	3.7	14.4			8.9	8.9	29.6
Total stock-based compensation	3.5	3.5	12.9			6.8	6.8	21.0
Transaction and integration-related expenses	2.3	2.3	3.1			4.1	4.1	3.7
Officer transition expense	5.2	5.2	0.6			5.2	5.2	0.6
Legal and regulatory expenses related to competition matters	7.6	7.6	2.1			9.3	9.3	3.0
Tax matters indemnifications loss/(gain)	—	—	0.4			—	—	(0.4)
Adjusted EBITDA (a)	$222.2	$228.7	$204.1	$24.6	12%	431.1	$440.1	$397.2	$42.9	11%
Adjusted margin	37.6%	38.1%	36.3%	180 bps		37.7%	37.7%	35.2%	250 bps

	Six Months Ended
	December 31,
	2018	2017
Net cash flows provided by operating activities	$199.3	$151.3
Capital expenditures	(27.1)	(28.4)
Capitalized software	(21.3)	(17.7)
Change in restricted cash	4.6	0.7
Free cash flow (a)	$155.5	$105.9

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

(b) The portion of expense related to noncontrolling interest has been removed from restructuring expenses, amortization of acquired intangible assets and legal and regulatory expenses related to competition matters for the three and six months ended December 31, 2018, and from restructuring expenses and other business transformation expenses for the three and six months ended December 31, 2017.

CDK Global, Inc.
Segment Adjusted Financial Data
(In millions)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2018, we began incorporating additional adjustments within our calculations of adjusted earnings before income taxes, where management has deemed it appropriate to better reflect our underlying operations. In the first quarter of fiscal 2019, the Company revised segment reporting to reclassify the assets and liabilities and operating results of the April 2018 acquisition of Progressus Media LLC to the Retail Solutions North America ("RSNA") segment. The results were previously reported in the Advertising North America ("ANA") segment. GAAP and Adjusted segment information for the three and six months ended, December 31, 2018 has been restated to conform to the new presentations.

Effective July 1, 2018, the Company adopted ASC 606 using the modified retrospective approach.  The tables below present fiscal 2019 segment financial data on both an ASC 606 and an ASC 605 basis. The comparative information has not been restated and continues to be reported under the accounting standards in effect for the period presented.

	Segment Revenues
	Three Months Ended					Six Months Ended
	December 31,			ASC 605 Change		December 31,			ASC 605 Change
	2018		2017			2018		2017
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
CDK North America:
RSNA (a)	$447.9	$445.0	$398.1	$46.9	12%	858.0	$858.2	$799.7	$58.5	7%
ANA (b)	70.5	70.9	76.8	(5.9)	(8)%	136.3	136.8	156.6	(19.8)	(13)%
CDK International (c)	72.0	84.6	86.8	(2.2)	(3)%	150.6	171.4	171.1	0.3	—%
Total	$590.4	$600.5	$561.7	$38.8	7%	$1,144.9	$1,166.4	$1,127.4	$39.0	3%

	Segment Adjusted Earnings before Income Taxes
	Three Months Ended					Six Months Ended
	December 31,			ASC 605 Change		December 31,			ASC 605 Change
	2018		2017			2018		2017
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
CDK North America:
RSNA (a)	$191.3	$184.8	$169.9	$14.9	9%	372.3	$364.2	$329.8	$34.4	10%
Margin	42.7%	41.5%	42.7%	-120 bps		43.4%	42.4%	41.2%	120 bps
ANA (b)	9.3	9.7	10.1	(0.4)	(4)%	16.1	16.6	21.5	(4.9)	(23)%
Margin	13.2%	13.7%	13.2%	50 bps		11.8%	12.1%	13.7%	-160 bps
CDK International (c)	9.7	22.3	23.5	(1.2)	(5)%	28.6	45.2	45.7	(0.5)	(1)%
Margin	13.5%	26.4%	27.1%	-70 bps		19.0%	26.4%	26.7%	-30 bps
Other (d)	(42.1)	(42.1)	(38.1)	(4.0)	10%	(88.7)	(88.7)	(77.5)	(11.2)	(14)%
Total	$168.2	$174.7	$165.4	$9.3	6%	$328.3	$337.3	$319.5	$17.8	6%
Margin	28.5%	29.1%	29.4%	-30 bps		28.7%	28.9%	28.3%	60 bps

(a) The table below presents a reconciliation of: (i) revenues to constant currency revenues; and (ii) earnings before income taxes to constant currency adjusted earnings before income taxes, for the RSNA segment.

RSNA	Three Months Ended					Six Months Ended
	December 31,			ASC 605 Change		December 31,			ASC 605 Change
	2018		2017			2018		2017
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
Revenues	$447.9	$445.0	$398.1	$46.9	12%	$858.0	$858.2	$799.7	$58.5	7%
Impact of exchange rates	1.1	1.1	—			2.1	2.2	—
Constant currency revenues (e)	$449.0	$446.1	$398.1	$48.0	12%	$860.1	$860.4	$799.7	$60.7	8%

Earnings before income taxes	$162.5	$156.0	$162.3	$(6.3)	(4)%	$338.1	$330.0	$318.5	$11.5	4%
Margin %	36.3%	35.1%	40.8%	-570 bps		39.4%	38.5%	39.8%	-130 bps
Amortization of acquired intangible assets	5.2	5.2	2.4			7.6	7.6	4.6
Transaction and integration-related expenses	1.1	1.1	3.1			2.4	2.4	3.7
Impairment of intangible assets	14.9	14.9	—			14.9	14.9	—
Legal and regulatory expenses related to competition matters	7.6	7.6	2.1			9.3	9.3	3.0
Adjusted earnings before income taxes	$191.3	$184.8	$169.9	$14.9	9%	$372.3	$364.2	$329.8	$34.4	10%
Adjusted Margin %	42.7%	41.5%	42.7%	-120 bps		43.4%	42.4%	41.2%	120 bps
Impact of exchange rates	0.8	0.6	—			1.4	1.2	—
Constant currency earnings before income taxes (e)	$192.1	$185.4	$169.9	$15.5	9%	$373.7	$365.4	$329.8	$35.6	11%

(b) The table below presents a reconciliation of earnings before income taxes to adjusted earnings before income taxes for the ANA segment.

ANA	Three Months Ended					Six Months Ended
	December 31,			ASC 605 Change		December 31,			ASC 605 Change
	2018		2017			2018		2017
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
Revenues	$70.5	$70.9	$76.8	$(5.9)	(8)%	$136.3	$136.8	$156.6	$(19.8)	(13)%

Earnings before income taxes	$8.8	$9.2	$9.4	$(0.2)	(2)%	$15.0	$15.5	$20.0	$(4.5)	(23)%
Margin %	12.5%	13.0%	12.2%	80 bps		11.0%	11.3%	12.8%	-150 bps
Amortization of acquired intangible assets	0.5	0.5	0.7			1.1	1.1	1.5
Adjusted earnings before income taxes (e)	$9.3	$9.7	$10.1	$(0.4)	(4)%	$16.1	$16.6	$21.5	$(4.9)	(23)%
Adjusted margin %	13.2%	13.7%	13.2%	50 bps		11.8%	12.1%	13.7%	-160 bps

(c) The table below presents a reconciliation of: (i) revenues to constant currency revenues; and (ii) earnings before income taxes to constant currency adjusted earnings before income taxes, for the CDK International segment.

CDK International	Three Months Ended					Six Months Ended
	December 31,			ASC 605 Change		December 31,			ASC 605 Change
	2018		2017			2018		2017
	ASC 606	ASC 605		$	%	ASC 606	ASC 605		$	%
Revenues	$72.0	$84.6	$86.8	$(2.2)	(3)%	$150.6	$171.4	$171.1	$0.3	—%
Impact of exchange rates	2.4	2.8	—			3.3	3.9	—
Constant currency revenues (e)	$74.4	$87.4	$86.8	$0.6	1%	$153.9	$175.3	$171.1	$4.2	2%

Earnings before income taxes	$9.5	$22.1	$22.6	$(0.5)	(2)%	$28.3	$44.9	$44.0	$0.9	2%
Margin %	13.2%	26.1%	26.0%	10 bps		18.8%	26.2%	25.7%	50 bps
Amortization of acquired intangible assets	0.2	0.2	0.9			0.3	0.3	1.7
Adjusted earnings before income taxes (e)	$9.7	$22.3	$23.5	$(1.2)	(5)%	$28.6	$45.2	$45.7	$(0.5)	(1)%
Adjusted Margin %	13.5%	26.4%	27.1%	-70 bps		19.0%	26.4%	26.7%	-30 bps
Impact of exchange rates	0.3	0.7	—			0.5	1.1	—
Constant currency earnings before income taxes (e)	$10.0	$23.0	$23.5	$(0.5)	(2)%	$29.1	$46.3	$45.7	$0.6	1%

(d) The table below presents a reconciliation of loss before income taxes to adjusted loss before income taxes for the Other segment. The adoption of ASC 606 had no impact on the Other segment.

Other	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2018	2017	$	%	2018	2017	$	%
Loss before income taxes	$(59.5)	$(74.0)	$14.5	(20)%	$(132.3)	$(142.4)	$10.1	7%
Restructuring expenses	3.8	7.6			21.0	14.1
Other business transformation expenses	3.7	14.4			8.9	29.6
Total stock-based compensation	3.5	12.9			6.8	21.0
Officer transition expense	5.2	0.6			5.2	0.6
Transaction and integration-related expenses	1.2	—			1.7	—
Tax matters indemnifications loss/(gain)	—	0.4			—	(0.4)
Adjusted loss before income taxes (e)	$(42.1)	$(38.1)	$(4.0)	10%	$(88.7)	$(77.5)	$(11.2)	(14)%

(e) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Revenue Disaggregation
(In millions)
(Unaudited)

The following table presents segment revenues by revenue category for the three and six months ended, December 31, 2018 on an ASC 606 basis:

	Three Months Ended December 31, 2018				Six Months Ended December 31, 2018
	Retail Solutions North America	Advertising North America	CDK International	Total	Retail Solutions North America	Advertising North America	CDK International	Total
Revenue:
Subscription	$362.5	$—	$61.2	$423.7	696.8	—	127.8	824.6
On-site license and installation	2.8	—	7.5	10.3	4.2	—	15.5	19.7
Transaction	38.3	—	—	38.3	79.3	—	—	79.3
Advertising	—	70.5	—	70.5	—	136.3	—	136.3
Other	44.3	—	3.3	47.6	77.7	—	7.3	85.0
Total revenue	$447.9	$70.5	$72.0	$590.4	858.0	136.3	150.6	1,144.9

The following supplemental table presents segment revenues by revenue category for the three and six months ended, December 31, 2018 and 2017 on an ASC 605 basis:

	ASC 605 Segment Revenues
	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2018	2017	$	%	2018	2017	$	%
CDK North America:
Retail Solutions North America:
Subscription	$359.3	$326.4	$32.9	10%	$694.6	$653.0	$41.6	6%
Transaction	38.4	39.1	(0.7)	(2)%	79.6	82.8	(3.2)	(4)%
Other	47.3	32.6	14.7	45%	84.0	63.9	20.1	31%
Total Retail Solutions North America	$445.0	$398.1	$46.9	12%	$858.2	$799.7	$58.5	7%
Advertising North America	70.9	76.8	(5.9)	(8)%	136.8	156.6	(19.8)	(13)%
CDK International	84.6	86.8	(2.2)	(3)%	171.4	171.1	0.3	—%
Total	$600.5	$561.7	$38.8	7%	$1,166.4	$1,127.4	$39.0	3%

CDK Global, Inc.
Consolidated Fiscal 2019 Guidance
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2018, we began incorporating amortization of acquired intangible assets within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, and adjusted diluted net earnings attributable to CDK per share. Also, effective October 1, 2018, we began incorporating impairment of intangible assets within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, and adjusted EBITDA. The table below includes these adjustments for fiscal 2018 for purposes of calculating and presenting the fiscal 2019 guidance.

	Fiscal 2018 ASC 605	Fiscal 2019 ASC 606
	Actuals	Point Estimate (a)	Guidance
Revenues	$2,273.2	$2,340.0	$2,320 - 2,350

Earnings before income taxes	$512.0	$499.0
Impairment of intangible assets	—	15.0
Restructuring expenses	20.9	35.0
Other business transformation expenses	50.3	30.0
Total stock-based compensation	35.7	23.0
Amortization of acquired intangible assets	15.9	20.0
Transaction and integration-related expenses	15.7	24.0
Officer transition expense	0.6	5.0
Legal and regulatory expenses related to competition matters	7.4	15.0
Tax matters indemnification gain, net	(0.4)	—
Adjusted earnings before income taxes (b)	$658.1	$666.0

	Fiscal 2018 ASC 605	Fiscal 2019 ASC 606
	Actuals	Point Estimate (a)	Guidance

Provision for income taxes	$123.3	$132.0
Effective tax rate	24.1%	26.5%	26 - 27%
Income tax effect of pre-tax adjustments	44.3	40.0
Excess tax benefit from stock-based compensation	5.1	1.0
Pre spin-off filed tax return adjustment	0.4	—
Impact of U.S. tax reform act	18.5	(3.0)
Adjusted provision for income taxes (b)	$191.6	$170.0
Adjusted effective tax rate	29.1%	25.5%	25 - 26%

	Fiscal 2018 ASC 605	Fiscal 2019 ASC 606
	Actuals	Point Estimate (a)	Guidance
Net earnings	$388.7	$367.0
Less: net earnings attributable to noncontrolling interest	7.9	10.0
Net earnings attributable to CDK	$380.8	$357.0
Impairment of intangible assets	—	15.0
Restructuring expenses	20.6	35.0
Other business transformation expenses	50.0	30.0
Total stock-based compensation	35.6	23.0
Amortization of acquired intangible assets	15.7	20.0
Transaction and integration-related expenses	15.7	24.0
Officer transition expense	0.6	5.0
Legal and regulatory expenses related to competition matters	7.4	15.0
Tax matters indemnification gain, net	(0.4)	—
Income tax effect of pre-tax adjustments	(44.3)	(40.0)
Excess tax benefit from stock-based compensation	(5.1)	(1.0)
Pre spin-off filed tax return adjustment	(0.4)	—
Impact of U.S. tax reform act	(18.5)	3.0
Adjusted net earnings attributable to CDK (b)	$457.7	$486.0

	Fiscal 2018 ASC 605	Fiscal 2019 ASC 606
	Actuals	Point Estimate (a)	Guidance
Diluted net earnings attributable to CDK per share	$2.78	$2.79	$2.70 - 2.80
Impairment of intangible assets	—	0.12
Restructuring expenses	0.15	0.27
Other business transformation expenses	0.37	0.24
Total stock-based compensation	0.26	0.18
Amortization of acquired intangible assets	0.12	0.16
Transaction and integration-related expenses	0.12	0.19
Officer transition expense	—	0.04
Legal and regulatory expenses related to competition matters	0.05	0.12
Tax matters indemnification gain, net	—	—
Income tax effect of pre-tax adjustments	(0.32)	(0.31)
Excess tax benefit from stock-based compensation	(0.04)	(0.03)
Pre spin-off filed tax return adjustment	—	—
Impact of U.S. tax reform act	(0.14)	0.03
Adjusted diluted net earnings attributable to CDK per share (b)	$3.35	$3.80	$3.70 - 3.80

	Fiscal 2018 ASC 605	Fiscal 2019 ASC 606
	Actuals	Point Estimate (a)	Guidance
Revenues	$2,273.2	$2,340.0	$2,320 - 2,350

Net earnings attributable to CDK	$380.8	$357.0	$330 - 360
Margin	16.8%	15.3%
Net earnings attributable to noncontrolling interest	7.9	10.0
Provision for income taxes	123.3	132.0
Interest expense	95.9	141.0
Depreciation and amortization	79.1	100.0
Impairment of intangible assets	—	15.0
Total stock-based compensation	35.7	23.0
Restructuring expenses	20.9	35.0
Other business transformation expenses	50.1	30.0
Transaction and integration-related expenses	15.7	24.0
Officer transition expense	0.6	5.0
Legal and regulatory expenses related to competition matters	7.4	15.0
Tax matters indemnification gain, net	(0.4)	—
Adjusted EBITDA (b)	$817.0	$887.0	$860 - 895
Adjusted margin	35.9%	37.9%

(a) The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent CDK's forecast of actual results. They are used solely to provide a means to reconcile each non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(b) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments.

Average revenue per site is on an ASC 605 basis for all periods presented in the table below.

	September 30, 2017 (a)	December 31, 2017 (a)	March 31, 2018 (a)	June 30, 2018 (a)	September 30, 2018	December 31, 2018
RSNA
Automotive
DMS Customer Sites (b)	9,020	9,029	8,917	8,933	8,920	8,888
Avg Revenue Per Site (c)	$8,303	$8,424	$8,498	$8,607	$8,711	$9,300

Adjacencies
DMS Customer Sites (b)	5,523	5,577	5,613	5,624	5,613	5,665
Avg Revenue Per Site (c)	$1,602	$1,599	$1,620	$1,646	$1,656	$1,692

Total RSNA
DMS Customer Sites (b)	14,543	14,606	14,530	14,557	14,533	14,553
Avg Revenue Per Site (c)	$5,758	$5,818	$5,841	$5,918	$5,984	$6,119

CDKI
DMS Customer Sites (b)	13,496	13,559	13,537	13,274	13,187	13,167
Avg Revenue Per Site (c)	$1,310	$1,335	$1,356	$1,386	$1,418	$1,439

(a) Average revenue per Dealer Management System (DMS) customer site has been updated for fiscal 2018 to reflect budgeted foreign exchange rates for fiscal 2019.

(b) DMS Customer Sites - We track the number of retail customer sites with an active DMS that sell vehicles in the automotive and adjacent markets as an indicator of our opportunity set for generating subscription revenue. We consider a DMS to be active if we have billed a subscription fee for that solution during each applicable month presented in the table. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry, recreation dealerships in the motorcycle, marine, and recreational vehicle industries, and heavy equipment dealerships in the agriculture and construction equipment industries.

(c) Average Revenue Per DMS Customer Site - Average revenue per DMS customer site is an indicator of the scope of adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing revenue generated from our solutions, including revenue generated from websites, in an applicable quarterly period by the average number of DMS customer sites in the same period. The metric excludes subscription revenue generated by customers not included in our DMS customer site count as well as subscription revenue related to certain installation and training activities that is deferred then recognized as revenue over the life of the contract.  Revenue underlying this metric is based on budgeted foreign exchange rates. When we discuss growth in average revenue per DMS customer site, revenue for the comparable prior period has been adjusted to reflect budgeted foreign exchange rates for the current period.

Non-GAAP Financial Measures

We disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP.  Our use of each of the following non-GAAP financial measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures, or reconcile them to the comparable GAAP financial measures, in the same way.

Non-GAAP Financial Measure	Comparable GAAP Financial Measure
Adjusted earnings before income taxes	Earnings before income taxes
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings attributable to CDK	Net earnings attributable to CDK
Adjusted diluted earnings attributable to CDK per share	Diluted earnings attributable to CDK per share
Adjusted EBITDA	Net earnings attributable to CDK
Adjusted EBITDA margin	Net earnings attributable to CDK margin
Constant currency revenues	Revenues
Constant currency adjusted earnings before income taxes	Earnings before income taxes
Free cash flow	Net cash flows provided by operating activities

We use adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin internally to evaluate our performance on a consistent basis, because those measures adjust for the impact of certain items that we believe do not directly reflect our underlying operations. By adjusting for these items we believe we have more precise inputs for use as factors in: (i) our budgeting process; (ii) making financial and operational decisions; (iii) evaluating ongoing segment and overall operating performance on a consistent period-to-period basis and relative to our competitors; (iv) target leverage calculations; (v) debt covenant calculations; and (vi) determining incentive-based compensation.

We believe our non-GAAP financial measures are helpful to users of the financial statements because they: (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items; (ii) permit investors to view performance using the same tools that management uses; and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis. We believe that the presentation of these non-GAAP financial measures, when considered in addition to the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a fuller understanding of the factors and trends affecting our business than could be obtained absent these disclosures.

Fiscal 2019 Modifications

Effective July 1, 2018, we began including amortization of acquired intangible assets within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, and adjusted diluted net earnings attributable to CDK per share. Effective October 1, 2018, we began including impairment of intangible assets within our calculations of adjusted earnings before income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, and adjusted EBITDA. These non-cash expenses are inconsistent in amount and frequency and do not directly reflect our underlying operations. Therefore, management believes that excluding such information provides us with a better understanding of our ongoing operating performance across periods.

Adjusted Earnings before Income Taxes

Management has excluded the following items from adjusted earnings before income taxes for the periods presented:

  Impairment of intangible assets consists of the write-off of certain intangible assets within the RSNA segment and is reported within cost of revenues.

  Restructuring expenses recognized in connection with our business transformation plan.

  Other business transformation expenses incurred in connection with our business transformation plan and included within cost of revenues and selling, general and administrative expenses.

  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.

  Amortization of acquired intangible assets consists of amortization of intangible assets such as customer lists, purchased software, and trademarks acquired in connection with business combinations.

  Transaction and integration-related expenses include: (i) legal, accounting, outside service fees, and other costs incurred in connection with assessment and integration of acquisitions and other strategic business opportunities; and (ii) post-close adjustments to acquisition-related contingent consideration, reported within selling, general and administrative expenses.

  Officer transition expense includes severance expense in connection with officer departures reported within selling, general and administrative expenses.

  Legal and regulatory expenses related to competition matters included within selling, general and administrative expenses.

  Net loss/(gain) recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with tax matters agreement.

Adjusted Provision for Income taxes

Management has excluded the following items from adjusted provision for income taxes for the periods presented:

  Income tax effect of pre-tax adjustments described above.

  Excess tax (expense)/benefit derived from stock-option exercises and vesting of restricted stock in order to align the adjustments for this measure with our adjustments for total stock-based compensation in other measures.

  Net income tax benefit associated with a tax refund, offset by a pretax loss to establish a liability to ADP for the tax refund in accordance with the tax-matters agreement.

  As a result of the Tax Reform Act, an estimated one-time tax expense of $3.4 million from a revaluation of deferred tax assets associated with executive compensation during the six months ended December 31, 2018; and an estimated one-time benefit of $22.6 million from the revaluation of the net deferred tax liability partially offset by an estimated one-time expense of $8.5 million associated with undistributed earnings during the three and six months ended December 31, 2017.

Adjusted Net Earnings Attributable to CDK and Adjusted Diluted Net Earnings Attributable to CDK per Share

For each respective presentation, management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted diluted net earnings attributable to CDK per share.

The portion of expense related to noncontrolling interest of $0.1 million and $0.1 million has been removed from amortization of acquired intangible assets and legal and regulatory expenses related to competition matters, respectively, during the three months ended December 31, 2018; and $0.1 million, $0.2 million and $0.1 million from restructuring expenses, amortization of acquired intangible assets and legal and regulatory expenses related to competition matters, respectively, during the six months ended December 31, 2018. The portion of expense related to noncontrolling interest of $0.1 million and $0.1 million has been removed from restructuring expenses and other business transformation expenses, respectively, during the three months ended December 31, 2017; and $0.2 million and $0.1 million from restructuring expenses and other business transformation expenses, respectively, during the six months ended December 31, 2017.

Adjusted EBITDA

Management has excluded the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA for the periods presented:

  Net earnings attributable to noncontrolling interest included within the financial statements.

  Provision for income taxes included within the financial statements.

  Interest expense included within the financial statements.

  Depreciation and amortization included within the financial statements.

  Impairment of intangible assets consists of the write-off of certain intangible assets within the RSNA segment and is reported within cost of revenues.

  Restructuring expenses recognized in connection with our business transformation plan.

  Other business transformation expenses incurred in connection with our business transformation plan and included within cost of revenues and selling, general and administrative expenses. Other business transformation expenses excluded accelerated depreciation expense of $0.1 million for the six months ended December 31, 2017.

  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.

  Transaction and integration-related expenses include: (i) legal, accounting, outside service fees, and other costs incurred in connection with assessment and integration of acquisitions and other strategic business opportunities; and (ii) post-close adjustments to acquisition-related contingent consideration, reported within selling, general and administrative expenses.

  Officer transition expense includes severance expense in connection with officer departures reported within selling, general and administrative expenses.

  Legal and regulatory expenses related to competition matters included within selling, general and administrative expenses.

  Net loss/(gain) recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with tax matters agreement.

Free Cash Flow

We also review free cash flow as a measure of our ability to generate additional cash from our business operations. Free cash flow is defined as cash flow from operating activities less amounts paid for capital expenditures and capitalized software and change in restricted cash. Free cash flow should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

The change in restricted cash is funds held for clients before remittance to agencies for titling and registration services on behalf of those clients. We have added the change in restricted cash to the free cash flow definition due to the adoption of ASU 2016-18, Restricted Cash, in the first quarter of fiscal 2019.  Funds receivable was $32.3 million and $33.1 million as of December 31, 2018 and June 30, 2018, respectively.

Constant Currency

We use constant currency revenues and constant currency adjusted earnings before income taxes to review revenues and adjusted earnings before income taxes for our consolidated and operating segment results on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar were translated into U.S. dollar using the average monthly exchange rates for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: the Company’s business outlook, including the Company’s GAAP and adjusted fiscal 2019 guidance; the Company’s objectives for its multi-year business transformation plan; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the Company’s success in obtaining, retaining and selling additional services to customers; the pricing of the Company’s products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and advertising and related industry changes; competitive conditions; changes in regulation; changes in technology, security breaches, interruptions, failures and other errors involving the Company’s systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to the Company’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of the Company’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; the onset of or developments in litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; the Company’s ability to timely and effectively implement its transformation plan; and the ability of the Company’s significant stockholders and their affiliates to significantly influence the Company’s decisions or cause it to incur significant costs.

There may be other factors that may cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements.  The Company gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause  the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the Company’s website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by the Company on its website or otherwise. The Company disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact:	Media Contact:
Katie Coleman 847.485.4650 katherine.coleman@cdk.com	Roxanne Pipitone 847.485.4423 roxanne.pipitone@cdk.com